Exhibit 10.2

Execution Version

FIRST AMENDMENT

TO

CREDIT AGREEMENT

Dated as of January 31, 2011

AMONG

WINDSOR PERMIAN LLC

AS BORROWER,

BNP PARIBAS

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

SOLE LEAD ARRANGER AND BOOKRUNNER

BNP PARIBAS SECURITIES CORP.

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of January 31, 2011, among WINDSOR PERMIAN LLC, a Delaware limited liability company, (the “Borrower”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”)

R E C I T A L S

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 15, 2010 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, to induce the Administrative Agent and all of the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendment to Section 1.02. Section 1.02 is hereby amended by deleting the defined terms “Agreement” and “Majority Lenders” in their entirety and replacing them with the following:

“ ‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment dated as of January 31, 2011 as the same may from time to time be amended, modified, supplemented or restated.

‘Majority Lenders’ means, at any time while no Loans or LC Exposure is outstanding, two Lenders having at least sixty-six and two-thirds percent (66- 2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, two Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.”

Section 3. Borrowing Base Redetermination. For the period from and including the First Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to Sixty Million Dollars ($60,000,000). Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Sections 2.07(e), 8.13(c) or 9.12(d) of the Credit Agreement.

Section 4. Assignment, New Lenders and Reallocation of Commitments and Loans. The Lender has agreed, in consultation with the Borrower, to reallocate its Maximum Credit Amount and to, among other things, allow Bank of Oklahoma, National Association to become a party to the Credit Agreement as a Lender, (the “New Lender”) by acquiring an interest in the Aggregate Maximum Credit Amount. The Administrative Agent and the Borrower hereby consent to such reallocation and the New Lender’s acquisition of an interest in the Aggregate Maximum Credit Amount and the other Lender’s assignment of a portion of its Maximum Credit Amount. On the First Amendment Effective Date and after giving effect to such reallocation, the Maximum Credit Amount of each Lender shall be as set forth on Annex I of this First Amendment which Annex I supersedes and replaces the Annex I to the Credit Agreement. With respect to such reallocation, the New Lender shall be deemed to have acquired the Revolving Commitment allocated to it from the other Lender pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit F to the Credit Agreement as if the New Lender and the other Lender had executed an Assignment and Assumption Agreement with respect to such allocation.

Section 5. Conditions Precedent. This First Amendment shall become effective on the date, on or before January 31, 2011 (such date, the “First Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

5.1 The Administrative Agent shall have received (a) from the all of the Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person and (b) from the Borrower, executed Notes in the amount for each Lender indicated on Annex I hereto.

5.2 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

5.3 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this First Amendment.

5.4 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

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The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 6. Miscellaneous.

6.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

6.2 Ratification and Affirmation; Representations and Warranties. Each of the Parent Guarantor and the Borrower hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment:

(i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.3 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

6.4 NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

6.5 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.6 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of- pocket costs and reasonable expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

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6.7 Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	WINDSOR PERMIA LLC

	By:	/s/ Steven E. West
	Name:	Steven E. West
	Title:	VP

ADMINISTRATIVE AGENT:	BNP PARIBAS

	By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Director

	By:	/s/ Matthew A. Turner
	Name:	Matthew A. Turner
	Title:	Vice President

LENDERS:	BNP PARIBAS

	By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Director

	By:	/s/ Matthew A. Turner
	Name:	Matthew A. Turner
	Title:	Vice President

BOKF, NA dba Bank of Oklahoma, NA

By:	/s/ Jeffrey Hall
Name:	Jeffrey Hall
Title:	Vice President

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
BNP Paribas	75.000000%	$75,000,000.00
Bank of Oklahoma, National Association	25.000000%	$25,000,000.00
TOTAL	100.000000%	$100,000,000.00